Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Horizon Lines, Inc. (the “Company”) on Form 10-Q for the period ending March 22, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles G. Raymond, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHARLES G. RAYMOND
Charles G. Raymond
President and Chief Executive Officer
(Principal Executive Officer)
April 24, 2009